Exhibit 99.1

TIPTREE REPORTS THIRD QUARTER 2018 RESULTS

•	Revenues of $172.7 million for the quarter, up 19.1% from $144.9 million in the prior year period.

•
Net loss before non-controlling interests of $0.5 million for the quarter, compared to a loss of $3.4 million from the prior year period, primarily driven by increased income from specialty insurance operations, reduced corporate expenses and lower unrealized losses on fair value investments.

•	Operating EBITDA(1) of $14.4 million for the quarter, down 7.1% compared to $15.5 million in the prior year period.

•	Book value per share increased to $10.77, which including dividends paid represents a 12.7%(3) year-over-year return.

•	Declared a dividend of $0.035 per share to stockholders of record on November 19, 2018 with a payment date of November 26, 2018.

New York, New York - November 5, 2018 - Tiptree Inc. (NASDAQ:TIPT) (“Tiptree” or the “Company”), a holding company that combines specialty insurance operations with investment management, today announced its financial results for the three and nine months ended September 30, 2018.
Summary Consolidated Statements of Operations

($ in millions, except for per share information)	Three Months Ended September 30,		Nine Months Ended September 30,
GAAP:	2018	2017	2018	2017
Total revenues	$172.7	$144.9	$473.4	$430.4
Net income (loss) before non-controlling interests	$(0.5)	$(3.4)	$29.4	$(7.4)
Net income (loss) attributable to Common Stockholders	$(0.6)	$(3.1)	$23.8	$(6.5)
Diluted earnings per share	$(0.02)	$(0.11)	$0.69	$(0.22)
Cash dividends paid per common share	$0.035	$0.03	$0.10	$0.09

Non-GAAP: (1)
Operating EBITDA	$14.4	$15.5	$38.4	$42.2
Adjusted EBITDA	$7.7	$4.8	$23.2	$23.3
Book value per share (2)	$10.77	$9.67	$10.77	$9.67
_______________________________

(1)	For further information relating to the Company’s Operating EBITDA, Adjusted EBITDA and Book value per share, including a reconciliation to GAAP financials, see “—Non-GAAP Reconciliations” below.

(2)	For periods prior to April 10, 2018, book value per share assumed full exchange of the limited partners units of TFP for Common Stock.

(3)	Total return per share from September 30, 2017 defined as cumulative dividends paid of $0.13 per share plus book value per share as of September 30, 2018.

Earnings Conference Call
Tiptree will host a conference call on Tuesday, November 6, 2018 at 9:00 a.m. Eastern Time to discuss its third quarter 2018 financial results. A copy of our investor presentation, to be used during the conference call, as well as this press release, will be available in the Investor Relations section of the Company’s website, located at www.tiptreeinc.com.

The conference call will be available via live or archived webcast at http://www.investors.tiptreeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. To participate in the telephone conference call, please dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). Please dial in at least five minutes prior to the start time.

A replay of the call will be available from Tuesday, November 6, 2018 at 1:00 p.m. Eastern Time, until midnight Eastern on Tuesday, November 13, 2018. To listen to the replay, please dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international), Passcode: 13682856.

Q3’18 Year-To-Date Financial Overview

Insurance:

•	Gross written premiums were $619.5 million, up 10.5%, driven by growth in credit and other specialty programs.

•	Net written premiums were $336.5 million, up 11.3%, driven by growth in credit and warranty products.

•	Stable combined ratio demonstrates continued underwriting profitability.

Tiptree Capital:

•	Continues to generate stable, cash earnings from Invesque dividends and asset management fees.

•	Consistent with our total return objectives, we invested $35 million in shipping sector at what we believe is a favorable point in the cycle.

Corporate:

•
On March 23, 2018, we initiated an up to $20 million share buy-back plan split evenly between open market and opportunistic large block purchases. As of September 30, 2018, we repurchased 2,110,577 shares at an average price of $6.51.

•	On April 10, 2018, we completed a corporate reorganization that eliminated Tiptree’s dual class stock structure.

•	On May 4, 2018, we extended our Fortress credit agreement to September 2020 and up-sized our borrowings under that facility to $75 million while reducing the interest rate by 100 basis points.

Consolidated Results of Operations
Revenues

For the three months ended September 30, 2018, revenues were $172.7 million, which increased $27.7 million, or 19.1%, over the prior year period. For the nine months ended September 30, 2018, revenues were $473.4 million, which increased $43.1 million, or 10.0%, over the prior year period. The increase for both periods was driven by growth in earned premiums and service and administrative fees. Earned premiums were $317.8 million for the nine months ended September 30, 2018, up from $272.8 million in the comparable 2017 period driven by growth in net written premiums. The combination of unearned premiums and deferred revenues on the balance sheet grew by $98.4 million, or 18.6%, from September 30, 2017 to September 30, 2018 as a result of an increase in credit protection and other specialty programs written premiums.

Net Income (Loss) before non-controlling interests

For the three months ended September 30, 2018, net loss before non-controlling interests was $0.5 million, compared to a loss of $3.4 million in the prior year period. The decrease in loss was driven by increased income from specialty insurance operations and reduced corporate expenses, and lower unrealized losses on fair value instruments, which was partially offset by lower distributions as we reduced our exposure to asset management related investments. The primary driver of unrealized losses in the three month period was related to the change in fair value of our Invesque common shares.

For the nine months ended September 30, 2018, net income before non-controlling interests was $29.4 million compared to a loss of $7.4 million in the 2017 period, an increase of $36.7 million. In addition to the factors that impacted the three month period, the year-to-date increase was driven by $34.5 million of income from discontinued operations, including the net gain on sale of Care. This was partially offset by unrealized losses on Invesque common shares of $10.0 million related to the change in fair value of our Invesque common shares.

The table below highlights key drivers impacting our consolidated results on a pre-tax basis. Many of our investments are carried at fair value and marked to market through unrealized gains and losses. As a result, we expect our earnings relating to these investments to be relatively volatile between periods in contrast to our fixed income securities, which are marked to market through accumulated other comprehensive income (“AOCI”) in stockholders equity. On February 1, 2018, we sold our senior living operations to Invesque in exchange for net 16.6 million shares of Invesque common stock which resulted in a gain on sale. During 2017, we made a strategic decision to decrease our overall exposure to CLO subordinated notes, which resulted in deconsolidation of the CLOs we manage and decreased our earnings from CLO distributions when comparing the three and nine months ended September 30, 2018 versus the prior year periods.

($ in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Unrealized and realized gains (losses)(1)	$(5,101)	$(10,613)	$(16,635)	$(16,779)
Discontinued operations (Care)(2)	$—	$(1,535)	$46,808	$(5,359)
Asset management - credit investments	$204	$2,134	$(654)	$9,972
_______________________________
(1) Excludes Mortgage realized and unrealized gains and losses - Performing and NPLs. Includes $10.0 million of unrealized losses attributable to Invesque shares from the date of the sale (February 1, 2018).
(2) Includes pre-tax Gain on sale of Discontinued Operations of $46.2 million.

Non-GAAP

Management uses Operating EBITDA, Adjusted EBITDA and book value per share as measurements of operating performance which are non-GAAP measures. Management believes the use of Operating EBITDA and Adjusted EBITDA provides supplemental information useful to investors as they are frequently used by the financial community to analyze financial performance, and to analyze a company’s ability to service its debt and to facilitate comparison among companies. Management uses Operating EBITDA as part of its capital allocation process and to assess comparative returns on invested capital amongst our businesses and investments. Adjusted EBITDA is also used in determining incentive compensation for the Company’s executive officers. Operating EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income. Management believes the use of book value per share provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis.

For the three months ended September 30, 2018, Operating EBITDA was $14.4 million compared to $15.5 million in the prior year period, a decrease of $1.1 million, or 7.1%. Operating EBITDA for the nine months ended September 30, 2018 was $38.4 million compared to $42.2 million for the 2017 period, a decrease of $3.8 million, or 9.0%. The key drivers of the change in Operating EBITDA were driven by increased income from specialty insurance operations and reduced corporate expenses, which were more than offset by lower distributions on asset management related investments.

Total stockholders’ equity was $396.0 million as of September 30, 2018 compared to $391.1 million as of September 30, 2017, primarily driven by net income over the last four quarters, net of share repurchases and dividends paid.

Book value per share for the period ended September 30, 2018 was $10.77, an increase from book value per share, as exchanged, of $9.67 as of September 30, 2017. The key drivers of the period-over-period impact were earnings per share over the last four quarters and the purchase of 2.1 million shares at an average 39% discount to book value. Those increases were partially offset by dividends paid of $0.13 per share and officer and director compensation share issuances. Over the past twelve months, Tiptree returned $18.7 million to shareholders through share repurchases and dividends paid.

Results by Segment

Tiptree is a holding company that combines insurance operations with investment management expertise. In addition to our specialty insurance operations, we allocate our capital across our investments in other companies and assets which we refer to as Tiptree Capital. As of September 30, 2018, Tiptree Capital consists of asset management operations, mortgage operations and other investments (including Invesque common shares). As such, we classify our business into three reportable segments– specialty insurance, asset management and mortgage. Corporate activities include holding company interest expense, employee compensation and benefits, and other expenses. The following table presents the components of total pre-tax income including continuing and discontinued operations.

Pre-tax Income

($ in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Specialty Insurance	$5,732	$(2,345)	$15,806	$1,724
Tiptree Capital:
Asset management	1,220	2,973	1,498	13,083
Mortgage	423	1,513	930	514
Other	(623)	880	(3,585)	2,190
Corporate	(7,890)	(6,916)	(21,253)	(22,273)
Pre-tax income (loss) from continuing operations	$(1,138)	$(3,895)	$(6,604)	$(4,762)
Pre-tax income (loss) from discontinued operations (1)	$—	$(1,535)	$46,808	$(5,359)
_______________________________

(1)	Includes Care for 2017 and 2018. Includes $46.2 million pre-tax gain on sale of Care in 2018.

Invested Capital, Total Capital and Operating EBITDA - Non-GAAP (1)
Management evaluates the return on Invested Capital and Total Capital, which are non-GAAP financial measures, when making capital investment decisions. Invested Capital represents its total equity investment, including any re-investment of earnings, and acquisition costs, net of tax. Total Capital represents Invested Capital plus Corporate Debt. Management believes the use of these financial measures provide supplemental information useful to investors as they are frequently used by the financial community to analyze how the Company has allocated capital over-time and provide a basis for determining the return on capital to shareholders. Management uses both of these measures when making capital investment decisions, including reinvesting cash, and evaluating the relative performance of its businesses and investments.

The following table presents the components of Invested Capital and Total Capital.

	As of September 30,
($ in thousands)	Invested Capital		Total Capital
	2018	2017	2018	2017
Specialty Insurance	$292,860	$265,026	$454,860	$410,026
Tiptree Capital	173,338	199,973	173,338	199,973
Asset management	4,070	38,474	4,070	38,474
Mortgage	31,623	28,464	31,623	28,464
Other (2)	137,645	133,035	137,645	133,035
Corporate	(33,789)	(27,860)	39,271	29,140
Total Tiptree	$432,409	$437,139	$667,469	$639,139

The following table presents the components of Operating EBITDA.

($ in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Specialty Insurance	$15,654	$13,155	$45,154	$38,176
Tiptree Capital	4,393	7,330	11,397	22,422
Asset management	1,290	2,962	2,862	9,640
Mortgage	781	1,270	1,383	4,234
Other (2)	2,322	3,098	7,152	8,548
Corporate	(5,632)	(4,957)	(18,187)	(18,398)
Total Operating EBITDA	$14,415	$15,528	$38,364	$42,200
______________________________

(1)	For further information relating to the Company’s Total Capital and Operating EBITDA, including a reconciliation to GAAP total stockholders’ equity and pre-tax income, see “—Non-GAAP Reconciliations.”

(2)
Includes discontinued operations related to Care. As of February 1, 2018, invested capital from Care discontinued operations is represented by our investment in Invesque common shares. For more information, see “Note—(3) Dispositions, Assets Held for Sale & Discontinued Operations.”

(3)	Excludes Mortgage realized and unrealized gains and losses - Performing and NPLs.

About Tiptree
Tiptree Inc. (NASDAQ: TIPT) is a holding company that combines insurance operations with investment management expertise. The Company’s principal operating subsidiary is a leading provider of specialty insurance products and related services, including credit protection, warranty, and programs which underwrite niche personal and commercial lines of insurance. The Company also allocates capital across a broad spectrum of investments, which is referred to as Tiptree Capital. Today, Tiptree Capital consists of asset management operations, mortgage operations and other investments. For more information, please visit www.tiptreeinc.com.
Forward-Looking Statements

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Inc.
Condensed Consolidated Balance Sheet
($ in thousands, except share data)

	As of
	September 30, 2018	December 31, 2017
Assets:
Investments:
Available for sale securities, at fair value	$255,784	$182,448
Loans, at fair value	229,033	258,173
Equity securities, at fair value	135,223	25,536
Other investments	71,909	59,142
Total investments	691,949	525,299
Cash and cash equivalents	82,809	110,667
Restricted cash	10,704	31,570
Notes and accounts receivable, net	225,762	186,422
Reinsurance receivables	392,632	352,967
Deferred acquisition costs	157,052	147,162
Goodwill	91,562	91,562
Intangible assets, net	54,521	64,017
Other assets	38,955	31,584
Assets held for sale	50,663	448,492
Total assets	$1,796,609	$1,989,742

Liabilities and Stockholders’ Equity
Liabilities:
Debt, net	$365,272	$346,081
Unearned premiums	558,358	503,446
Policy liabilities and unpaid claims	124,102	112,003
Deferred revenue	69,051	56,745
Reinsurance payable	106,486	90,554
Other liabilities and accrued expenses	131,950	121,321
Liabilities held for sale	45,422	362,818
Total liabilities	$1,400,641	$1,592,968

Stockholders’ Equity: (1)
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common Stock: $0.001 par value, 200,000,000 shares authorized, 35,925,530 and 35,003,004 shares issued and outstanding, respectively	36	35
Common stock - Class B: $0.001 par value, none and 50,000,000 shares authorized, none and 8,049,029 shares issued and outstanding, respectively	—	8
Additional paid-in capital	331,538	295,582
Accumulated other comprehensive income (loss), net of tax	(3,042)	966
Retained earnings	58,346	38,079
Common Stock held by subsidiaries, 0 and 5,197,551 shares, respectively	—	(34,585)
Class B common stock held by subsidiaries, none and 8,049,029 shares, respectively	—	(8)
Total Tiptree Inc. stockholders’ equity	386,878	300,077
Non-controlling interests - TFP	—	77,494
Non-controlling interests - Other	9,090	19,203
Total stockholders’ equity	395,968	396,774
Total liabilities and stockholders’ equity	$1,796,609	$1,989,742
_______________________________
(1) For information related to changes in the Company’s equity capitalization, see “Note—(16) Stockholders’ Equity” in the Form 10-Q for the quarter ended September 30, 2018.

Tiptree Inc.
Condensed Consolidated Statements of Operations
($ in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Earned premiums, net	$116,153	$96,073	$317,842	$272,781
Service and administrative fees	26,168	24,018	75,635	70,861
Ceding commissions	2,257	2,513	6,782	6,801
Net investment income	4,810	3,840	13,942	12,032
Net realized and unrealized gains (losses)	11,001	7,526	29,079	35,183
Other revenue	12,279	10,966	30,169	32,712
Total revenues	172,668	144,936	473,449	430,370
Expenses:
Policy and contract benefits	44,491	31,570	115,291	94,364
Commission expense	69,222	63,066	194,417	176,405
Employee compensation and benefits	28,970	28,873	83,946	86,938
Interest expense	7,334	6,752	19,935	19,135
Depreciation and amortization	3,200	3,406	9,110	10,431
Other expenses	20,589	17,747	57,354	57,252
Total expenses	173,806	151,414	480,053	444,525
Other income:
Income attributable to consolidated CLOs	—	7,216	—	24,024
Expenses attributable to consolidated CLOs	—	4,633	—	14,631
Net income (loss) attributable to consolidated CLOs	—	2,583	—	9,393
Total other income	—	2,583	—	9,393
Income (loss) before taxes from continuing operations	(1,138)	(3,895)	(6,604)	(4,762)
Less: provision (benefit) for income taxes	(611)	(1,541)	(1,478)	(1,278)
Net income (loss) from continuing operations	(527)	(2,354)	(5,126)	(3,484)
Discontinued operations:
Income (loss) before taxes from discontinued operations	—	(1,535)	624	(5,359)
Gain on sale of discontinued operations, net	—	—	46,184	—
Less: Provision (benefit) for income taxes	—	(511)	12,327	(1,483)
Net income (loss) from discontinued operations	—	(1,024)	34,481	(3,876)
Net income (loss) before non-controlling interests	(527)	(3,378)	29,355	(7,360)
Less: net income (loss) attributable to non-controlling interests - TFP	—	(595)	5,500	(1,432)
Less: net income (loss) attributable to non-controlling interests - Other	91	331	87	529
Net income (loss) attributable to Common Stockholders	$(618)	$(3,114)	$23,768	$(6,457)

Net income (loss) per Common Share:
Basic, continuing operations, net	$(0.02)	$(0.08)	$(0.12)	$(0.12)
Basic, discontinued operations, net	—	(0.03)	0.81	(0.10)
Basic earnings per share	$(0.02)	$(0.11)	$0.69	$(0.22)

Diluted, continuing operations, net	(0.02)	(0.08)	(0.12)	(0.12)
Diluted, discontinued operations, net	—	(0.03)	0.81	(0.10)
Diluted earnings per share	$(0.02)	$(0.11)	$0.69	$(0.22)

Weighted average number of Common Shares:
Basic	36,402,129	29,455,462	34,309,551	28,908,195
Diluted	36,402,129	29,455,462	34,309,551	28,908,195

Dividends declared per Common Share	$0.035	$0.030	$0.105	$0.090

Tiptree Inc.
Non-GAAP Reconciliations (Unaudited)

Non-GAAP Financial Measures — Adjusted EBITDA and Operating EBITDA

The Company defines Adjusted EBITDA as GAAP net income of the Company adjusted to add (i) corporate interest expense, consolidated income taxes and consolidated depreciation and amortization expense, (ii) adjust for the effect of purchase accounting, (iii) adjust for non-cash fair value adjustments, and (iv) any significant non-recurring expenses. Operating EBITDA represents Adjusted EBITDA plus stock based compensation expense, less realized and unrealized gains and losses and less third party non-controlling interests. Operating EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income.

($ in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (loss) attributable to Common Stockholders	$(618)	$(3,114)	$23,768	$(6,457)
Add: net (loss) income attributable to noncontrolling interests	91	(264)	5,587	(903)
Less: net income from discontinued operations	—	(1,024)	34,481	(3,876)
Income (loss) from continuing operations	$(527)	$(2,354)	$(5,126)	$(3,484)
Corporate Debt related interest expense (1)	4,959	3,021	13,349	8,934
Consolidated income tax expense (benefit)	(611)	(1,541)	(1,478)	(1,278)
Depreciation and amortization expense (2)	2,778	3,101	8,236	9,226
Non-cash fair value adjustments (3)	—	(309)	66	3,378
Non-recurring expenses (4)	1,125	—	2,051	(1,736)
Adjusted EBITDA from continuing operations	$7,724	$1,918	$17,098	$15,040
Add: Stock-based compensation expense	1,521	1,134	3,804	4,275
Less: Realized and unrealized gain (loss) (5)	(5,101)	(10,613)	(16,635)	(16,779)
Less: Third party non-controlling interests	(69)	623	(203)	1,109
Operating EBITDA from continuing operations	$14,415	$13,042	$37,740	$34,985

Income (loss) from discontinued operations	$—	$(1,024)	$34,481	$(3,876)
Consolidated income tax expense (benefit)	—	(511)	12,327	(1,483)
Consolidated depreciation and amortization expense	—	4,369	—	13,350
Non-cash fair value adjustments (3)	—	—	(40,672)	—
Non-recurring expenses (4)	—	25	—	302
Adjusted EBITDA from discontinued operations	$—	$2,859	$6,136	$8,293
Less: Realized and unrealized gain (loss) (5)	—	$—	$5,512	$—
Less: Third party non-controlling interests	—	$372	$—	$1,078
Operating EBITDA from discontinued operations	$—	$2,487	$624	$7,215
Total Adjusted EBITDA	$7,724	$4,777	$23,234	$23,333
Total Operating EBITDA	$14,415	$15,529	$38,364	$42,200
_______________________________

(1)
Corporate Debt interest expense includes Secured corporate credit agreements, junior subordinated notes and preferred trust securities. Interest expense associated with asset-specific debt in specialty insurance, asset management, mortgage and other operations is not added-back for Adjusted EBITDA and Operating EBITDA.

(2)
Represents total depreciation and amortization expense less purchase accounting amortization related adjustments at the Insurance Company. Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to our Insurance company increased EBITDA above what the historical basis of accounting would have generated.

(3)
For Reliance, within our mortgage operations, Adjusted EBITDA excludes the impact of changes in contingent earn-outs. For our specialty insurance operations, depreciation and amortization on senior living real estate that is within net investment income is added back to Adjusted EBITDA. For Care (Discontinued Operations), the reduction in EBITDA is related to accumulated depreciation and amortization, and certain operating expenses, which were previously included in Adjusted EBITDA in prior periods.

(4)	Acquisition, start-up and disposition costs including legal, taxes, banker fees and other costs. Includes payments pursuant to a separation agreement, dated November 10, 2015.
(5)	Adjustment excludes Mortgage realized and unrealized gains and losses - Performing and NPLs as those are recurring in nature and align with those business models.

Non-GAAP Financial Measures — Adjusted EBITDA and Operating EBITDA

The tables below present Adjusted EBITDA and Operating EBITDA by business component.

	Three Months Ended September 30, 2018
		Tiptree Capital
($ in thousands)	Specialty Insurance	Asset Management	Mortgage	Other	Discontinued Operations(1)	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing ops	$5,732	$1,220	$423	$(623)	$—	$1,020	$(7,890)	$(1,138)
Pre-tax income/(loss) from discontinued ops	—	—	—	—	—	—	—	—
Adjustments:
Corporate Debt related interest expense(2)	3,396	—	—	—	—	—	1,563	4,959
Depreciation and amortization expenses(3)	2,576	—	133	7		140	62	2,778
Non-cash fair value adjustments(4)	—	—	—	—	—	—		—
Non-recurring expenses(5)	706	—	—	419	—	419		1,125
Adjusted EBITDA	$12,410	$1,220	$556	$(197)	$—	$1,579	$(6,265)	$7,724
Add: Stock-based compensation expense	$663	$—	$225	$—	$—	$225	$633	$1,521
Less: Realized and unrealized gain (loss)(6)	(2,581)	(70)	—	(2,450)	—	(2,520)	—	(5,101)
Less: Third party non-controlling interests	—	—	—	(69)	—	(69)	—	(69)
Operating EBITDA	$15,654	$1,290	$781	$2,322	$—	$4,393	$(5,632)	$14,415

	Nine Months Ended September 30, 2018
		Tiptree Capital
($ in thousands)	Specialty Insurance	Asset Management	Mortgage	Other	Discontinued Operations(1)	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing ops	$15,806	$1,498	$930	$(3,585)	$—	$(1,157)	$(21,252)	$(6,603)
Pre-tax income/(loss) from discontinued ops	—	—	—	—	46,808	46,808	—	46,808
Adjustments:
Corporate Debt related interest expense(2)	9,976	—	—	—	—	—	3,373	13,349
Depreciation and amortization expenses(3)	7,545	—	404	101	—	505	186	8,236
Non-cash fair value adjustments(4)	66	—	—	—	(40,672)	(40,672)	—	(40,606)
Non-recurring expenses(5)	2,867	—	—	1,514	—	1,514	(2,331)	2,050
Adjusted EBITDA	$36,260	$1,498	$1,334	$(1,970)	$6,136	$6,998	$(20,024)	$23,234
Add: Stock-based compensation expense	1,918	—	49	—	—	$49	1,837	3,804
Less: Realized and unrealized gain (loss)(6)	(6,976)	(1,364)	—	(8,295)	5,512	(4,147)	—	(11,123)
Less: Third party non-controlling interests		—	—	(203)	—	(203)	—	(203)
Operating EBITDA	$45,154	$2,862	$1,383	$6,528	$624	$11,397	$(18,187)	$38,364

	Three Months Ended September 30, 2017
		Tiptree Capital
($ in thousands)	Specialty Insurance	Asset Management	Mortgage	Other	Discontinued Operations(1)	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing ops	$(2,345)	$2,973	$1,513	$880	$—	$5,366	$(6,916)	$(3,895)
Pre-tax income/(loss) from discontinued ops	—	—	—	—	(1,535)	(1,535)	—	(1,535)
Adjustments:								—
Corporate Debt related interest expense(2)	1,722	—	—	—	—	—	1,299	3,021
Depreciation and amortization expenses(3)	2,828	—	138	72	4,369	4,579	62	7,469
Non-cash fair value adjustments(4)	113	—	(422)	—	—	(422)	—	(309)
Non-recurring expenses(5)	—	—	—	—	25	25	—	25
Adjusted EBITDA	$2,318	$2,973	$1,229	$952	$2,859	$8,013	$(5,555)	$4,776
Add: Stock-based compensation expense	495	—	41	—	—	41	598	1,134
Less: Realized and unrealized gain (loss)(6)	(10,342)	11	—	(282)	—	(271)	—	(10,613)
Less: Third party non-controlling interests	—	—	—	623	372	995	—	995
Operating EBITDA	$13,155	$2,962	$1,270	$611	$2,487	$7,330	$(4,957)	$15,528

	Nine Months Ended September 30, 2017
		Tiptree Capital
($ in thousands)	Specialty Insurance	Asset Management	Mortgage	Other	Discontinued Operations(1)	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing ops	$1,724	$13,083	$514	$2,190	$—	$15,787	$(22,273)	$(4,762)
Pre-tax income/(loss) from discontinued ops	—	—	—	—	(5,359)	(5,359)	—	(5,359)
Adjustments:						—		—
Corporate Debt related interest expense(2)	5,083	—	—	—	—	—	3,851	8,934
Depreciation and amortization expenses(3)	8,420	—	412	208	13,350	13,970	186	22,576
Non-cash fair value adjustments(4)	339	—	3,039	—	—	3,039	—	3,378
Non-recurring expenses(5)	—	—	—	—	302	302	(1,736)	(1,434)
Adjusted EBITDA	$15,566	$13,083	$3,965	$2,398	$8,293	$27,739	$(19,972)	$23,333
Add: Stock-based compensation expense	2,432	—	269	—	—	269	1,574	4,275
Less: Realized and unrealized gain (loss)(6)	(20,178)	3,443	—	(44)	—	3,399	—	(16,779)
Less: Third party non-controlling interests	—	—	—	1,109	1,078	2,187	—	2,187
Operating EBITDA	$38,176	$9,640	$4,234	$1,333	$7,215	$22,422	$(18,398)	$42,200
_______________________________
The footnotes below correspond to the four tables above, under “—Non-GAAP Financial Measures — Adjusted EBITDA and Operating EBITDA”.

(1)
Includes discontinued operations related to Care. For more information, see “Note—(3) Dispositions, Assets Held for Sale & Discontinued Operations” in the Form 10-Q for the quarter ended September 30, 2018.

(2)
Corporate Debt interest expense includes Secured corporate credit agreements, junior subordinated notes and preferred trust securities. Interest expense associated with asset-specific debt in specialty insurance, asset management, mortgage and other operations is not added-back for Adjusted EBITDA and Operating EBITDA.

(3)
Represents total depreciation and amortization expense less purchase accounting amortization related adjustments at the Insurance Company. Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to our Insurance company increased EBITDA above what the historical basis of accounting would have generated.

(4)
For Reliance, within our mortgage operations, Adjusted EBITDA excludes the impact of changes in contingent earn-outs. For our specialty insurance operations, depreciation and amortization on senior living real estate that is within net investment income is added back to Adjusted EBITDA. For Care (Discontinued Operations), the reduction in EBITDA is related to accumulated depreciation and amortization, and certain operating expenses, which were previously included in Adjusted EBITDA in prior periods.

(5)	Acquisition, start-up and disposition costs including legal, taxes, banker fees and other costs. Includes payments pursuant to a separation agreement, dated November 10, 2015.
(6)	Adjustment excludes Mortgage realized and unrealized gains and losses - Performing and NPLs as those are recurring in nature and align with those business models.

Non-GAAP Financial Measures — Book value per share

Management believes the use of this financial measure provides supplemental information useful to investors as book value is frequently used by the financial community to analyze company growth on a relative per share basis. The following table provides a reconciliation between total stockholders’ equity and total shares outstanding, net of treasury shares.

($ in thousands, except per share information)	As of September 30,
	2018	2017
Total stockholders’ equity	$395,968	$391,138
Less non-controlling interest - other	9,090	25,081
Total stockholders’ equity, net of non-controlling interests - other	$386,878	$366,057
Total Common shares outstanding	35,926	29,793
Total Class B shares outstanding	—	8,049
Total shares outstanding	35,926	37,842
Book value per share(1)	$10.77	$9.67
_______________________________
(1) For periods prior to April 10, 2018, book value per share assumes full exchange of the limited partners units of TFP for Common Stock.

Non-GAAP Financial Measures — Invested & Total Capital

Invested Capital represents its total cash investment, including any re-investment of earnings, and acquisition costs, net of tax. Total Capital represents Invested Capital plus Corporate Debt.

($ in thousands)	As of September 30,
	2018	2017
Total stockholders’ equity	$395,973	$391,138
Less non-controlling interest - other	9,090	25,081
Total stockholders’ equity, net of non-controlling interests - other	$386,883	$366,057
Plus Specialty Insurance accumulated depreciation and amortization, net of tax	41,365	34,272
Plus Care accumulated depreciation and amortization - discontinued operations, net of tax and NCI	—	28,990
Plus acquisition costs	4,161	7,820
Invested Capital	$432,409	$437,139
Plus corporate debt	$235,060	$202,000
Total Capital	$667,469	$639,139